Exhibit 1.2

EXECUTION VERSION

SYNDICATED TERMS AGREEMENT

April 27, 2009

To:	Barclays Capital Inc.
J.P. Morgan Securities Inc.
BB&T Capital Markets, a division of
Scott	& Stringfellow, LLC

Re:	Distribution Agreement, dated April 27, 2009

Ladies and Gentlemen:

Subject to the terms and conditions of the Distribution Agreement, dated April 27, 2009 (the “Distribution Agreement”), among BB&T Corporation (the “Issuer”) and Barclays Capital Inc., J.P. Morgan Securities Inc. and BB&T Capital Markets, a division of Scott & Stringfellow, LLC (collectively, the “Agents”) concerning the sale of Securities to be issued by the Issuer, as amended or supplemented, the Agents agree to purchase on a syndicated basis $400,000,000 aggregate principal amount of the Issuer’s 5.70% Medium-Term Notes, Series A (Senior), due 2014 (the “2014 Notes”) and $400,000,000 aggregate principal amount of the Issuer’s 6.85% Medium-Term Notes, Series A (Senior), due 2019 (the “2019 Notes” and, together with the 2014 Notes, the “Securities”), each as described in Pricing Term Sheets attached as Annex 2 hereto, on the terms set out in such Pricing Term Sheets and on the terms set out below. Unless otherwise defined herein, all terms used herein have the meanings given to them in the Distribution Agreement.

1.	Subject to the terms and conditions of the Distribution Agreement and this Agreement, the Issuer hereby agrees to issue the 2014 Notes, and the Agents severally agree to purchase the respective principal amount of 2014 Notes set forth opposite their names on Annex 1 hereto at the purchase price of 99.599% of the principal amount thereof (being equal to the issue price of 99.949% of the principal amount less a management and underwriting fee of 0.35% of the principal amount).

2.	Subject to the terms and conditions of the Distribution Agreement and this Agreement, the Issuer hereby agrees to issue the 2019 Notes, and the Agents severally agree to purchase the respective principal amount of 2019 Notes set forth opposite their names on Annex 1 hereto at the purchase price of 99.387% of the principal amount thereof (being equal to the issue price of 99.837% of the principal amount less a management and underwriting fee of 0.45% of the principal amount).

3.	The Applicable Time means 4:30 p.m. (Eastern time) on April 27, 2009.

4.

The purchase price specified above will be paid by the Agents by wire transfer in immediately available funds to the Issuer at such time on May 4, 2009 as the Issuer and the Agents may agree, or at such other time and/or date as the Issuer and the Agents may agree (the “Settlement Time”) against delivery of the Securities to or upon your order in the manner contemplated in the Distribution Agreement.

5.	The Agents’ obligations hereunder are conditional on (a) the receipt of: (i) opinions of counsel described in Section 5(a) of the Distribution Agreement, dated as of the Settlement Time; provided, however, that the Agents hereby waive the right to receive the opinions of counsel described in Section 5(a) of the Distribution Agreement, on the date hereof, such date being defined as the “Closing Time” in the Distribution Agreement (it being understood that such opinions of counsel shall be delivered to the Agents at the Settlement Time, dated as of the Settlement Time), (ii) the officers’ certificate described in Section 5(b) of the Distribution Agreement, dated as of the Settlement Time; provided, however, that the Agents hereby waive the right to receive the officers’ certificate described in Section 5(b) of the Distribution Agreement at the Closing Time (it being understood that such officers’ certificate shall be delivered to the Agents at the Settlement Time, dated as of the Settlement Time), and (iii) a “comfort letter” on the date hereof and a “bring-down comfort letter” at the Settlement Time, as described in Section 5(c) of the Distribution Agreement, dated as of the date hereof and as of the Settlement Time, respectively; (b) since the date of this Agreement, there having not occurred, in the reasonable opinion of the Agents, a change in international financial, political or economic conditions or currency exchange rates or exchange controls as would be likely to prejudice materially the sale by the Agents of the Securities; and (c) such other opinions, certificates and documents as may be agreed by the Issuer and the Agents on or prior to the date of this Agreement.

6.	The provisions of Section 2(b) of the Distribution Agreement related to Defaulted Securities and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein. As used herein, the term “Agent” includes any person substituted for or added as an Agent under this Section 6.

This Agreement is a Syndicated Terms Agreement referred to in the Distribution Agreement and shall be governed by and construed in accordance with the law of the State of New York.

2

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Nyagaka Onger
Name:	Nyagaka Onger
Title:	Managing Director

J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

BB&T CAPITAL MARKETS, A DIVISION OF
SCOTT & STRINGFELLOW, LLC

By:
Name:
Title:

Terms Agreement

Very truly yours,

BARCLAYS CAPITAL INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES INC.

By:	/s/ Maria Sramek
Name:	Maria Sramek
Title:	Executive Director

BB&T CAPITAL MARKETS, A DIVISION OF
SCOTT & STRINGFELLOW, LLC

By:
Name:
Title:

Terms Agreement

Very truly yours,

BARCLAYS CAPITAL INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

BB&T CAPITAL MARKETS, A DIVISION OF
SCOTT & STRINGFELLOW, LLC

By:	/s/ William E. Hardy
Name:	William E. Hardy
Title:	Senior Managing Director

Terms Agreement

Accepted: April 27, 2009

BB&T CORPORATION

By:	/s/ Hal S. Johnson
Name:	Hal S. Johnson
Title:	Executive Vice President and Treasurer

Terms Agreement

ANNEX 1

Agent:	Principal Amount of 5.70% Senior Notes:	Principal Amount of 6.85% Senior Notes:
Barclays Capital Inc.	$160,000,000	$160,000,000

J.P. Morgan Securities Inc.	$160,000,000	$160,000,000

BB&T Capital Markets, a division of Scott & Stringfellow, LLC	$80,000,000	$80,000,000

Total:	$400,000,000	$400,000,000

ANNEX 2

[PRICING TERM SHEETS ATTACHED]

April 27, 2009

BB&T Corporation

Pricing Term Sheet

Medium-Term Notes, Series A (Senior)

5.70% Senior Notes due 2014

Issuer:	BB&T Corporation
Security:	5.70% Notes due 2014
Ratings of this series of Notes:	A1 (Moody’s)/A+ (S&P)/AA-(Fitch)
Currency:	USD
Size:	$400,000,000
Security Type:	SEC Registered Medium-Term Notes, Series A (Senior). This debt is not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.
Maturity Date:	April 30, 2014
Coupon:	5.70%
Payment Frequency:	Semi-Annually
Day Count Convention:	30/360
Benchmark Treasury:	1.750% US Treasury due 03/14
Spread to Benchmark Treasury:	+385 bps
Benchmark Treasury Spot and Yield:	99-15 1/4; 1.862%
Price to Public:	99.949% of face amount
Yield to maturity:	5.712%
Proceeds (Before Expenses) to Issuer:	$398,396,000 (99.599%)
Interest Payment Dates:	April 30 and October 30 of each year, commencing October 30, 2009
Trade Date:	April 27, 2009
Settlement Date:	May 4, 2009 (T+5)
Minimum Denominations:	$1,000 x $1,000
CUSIP:	05531FAA1
Joint Bookrunners:	Barclays Capital Inc. J.P. Morgan Securities Inc. BB&T Capital Markets, a division of Scott & Stringfellow, LLC

Note: A securities rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. A rating may be subject to revision or withdrawal at any time by the assigning rating organization.

The issuer has filed a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any agent or any dealer participating in the offering will arrange to send you the pricing supplement, the prospectus supplement and the prospectus if you request it by calling Barclays Capital Inc. at 1-888-227-2275 (ext. 2663), J.P. Morgan Securities Inc. at 1-212-834-4533 or BB&T Capital Markets, a division of Scott & Stringfellow, LLC at 804-787-8221.

April 27, 2009

BB&T Corporation

Pricing Term Sheet

Medium-Term Notes, Series A (Senior)

6.85% Senior Notes due 2019

Issuer:	BB&T Corporation
Security:	6.85% Notes due 2019
Ratings of this series of Notes:	A1 (Moody’s)/A+ (S&P)/AA- (Fitch)
Currency:	USD
Size:	$400,000,000
Security Type:	SEC Registered Medium-Term Notes, Series A (Senior). This debt is not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.
Maturity Date:	April 30, 2019
Coupon:	6.85%
Payment Frequency:	Semi-Annually
Day Count Convention:	30/360
Benchmark Treasury:	2.750% US Treasury due 02/19
Spread to Benchmark Treasury:	+395 bps
Benchmark Treasury Spot and Yield:	98-17; 2.923%
Price to Public:	99.837% of face amount
Yield to maturity:	6.873%
Proceeds (Before Expenses) to Issuer:	$397,548,000 (99.387%)
Interest Payment Dates:	April 30 and October 30 of each year, commencing October 30, 2009
Trade Date:	April 27, 2009
Settlement Date:	May 4, 2009 (T+5)
Minimum Denominations:	$1,000 x $1,000
CUSIP:	05531FAB9
Joint Bookrunners:	Barclays Capital Inc. J.P. Morgan Securities Inc. BB&T Capital Markets, a division of Scott & Stringfellow, LLC

Note: A securities rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. A rating may be subject to revision or withdrawal at any time by the assigning rating organization.

The issuer has filed a registration statement (including a pricing supplement, a prospectus supplement and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any agent or any dealer participating in the offering will arrange to send you the pricing supplement, the prospectus supplement and the prospectus if you request it by calling Barclays Capital Inc. at 1-888-227-2275 (ext. 2663), J.P. Morgan Securities Inc. at 1-212-834-4533 or BB&T Capital Markets, a division of Scott & Stringfellow, LLC at 804-787-8221.